Exhibit 99.1

Sonnet BioTherapeutics Announces $2.25 Million Registered Direct Offering and Concurrent Private Placement

PRINCETON, NJ / ACCESSWIRE / June 28, 2023 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, today announced that it has entered into a definitive agreement with a single institutional investor for the purchase and sale of an aggregate of 5,000,000 shares of its common stock (or common stock equivalents in lieu thereof), at a purchase price of $0.45 per share of common stock (or common stock equivalent in lieu thereof), in a registered direct offering. The Company has also agreed to issue to the investor, in a concurrent private placement, warrants to purchase up to an aggregate of 5,000,000 shares of common stock. The warrants will have an exercise price of $0.6749 per share, are exercisable six months from issuance, and will expire three and one-half years from the date of issuance. The closing of the registered direct offering and the concurrent private placement is expected to occur on or about June 30, 2023, subject to the satisfaction of customary closing conditions.

Chardan is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the registered direct offering and the concurrent private placement are expected to be approximately $2.25 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for research and development, including clinical trials, working capital and general corporate purposes.

The securities described above (excluding the warrants and the shares of common stock underlying the warrants) are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-251406) that was originally filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2020, and declared effective on December 29, 2020. The offering of such securities in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, from Chardan Capital Markets, LLC, 17 State Street, Suite 2130, New York, New York 10004, at (646) 465-9000, or by email at prospectus@chardan.com.

The warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying such warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the offering, the closing of the offering, the amount and anticipated use of proceeds from the offering, the timing of an IND submission, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Michael V. Morabito, Ph.D.

Solebury Strategic Communications

917-936-8430

mmorabito@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.